BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Certified Public Accountants

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated August 30, 2005, accompanying the financial statements of Midnight Candle Company, a development stage company, on Form SB-2 as of June 30, 2005, with cumulative totals since the company’s inception.  We hereby consent to the incorporation by reference of said report and to the reference to our firm under the caption “Experts” on the Registration Statement of Midnight Candle Company, a development stage company, on Form SB-2.

Signed,

/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.

October 24, 2005